Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO

CREDIT AGREEMENT

dated as of

March 29, 2013

among

PETROQUEST ENERGY, INC.,

as Parent,

PETROQUEST ENERGY, L.L.C.,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

CAPITAL ONE, N.A.,

as Documentation Agent

J.P. MORGAN SECURITIES LLC,

as Lead Arranger

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) dated as of March 29, 2013, is among PETROQUEST ENERGY, INC., a Delaware corporation, as Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.

R E C I T A L S

WHEREAS, Parent, Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010 and that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of Borrower;

WHEREAS, Borrower has advised Administrative Agent and the Lenders that Borrower intends to sell or otherwise transfer those certain Oil and Gas Properties listed on Exhibit A hereto (such Oil and Gas Properties, collectively, the “Eagle Ford Assets”, and such sale, the “Eagle Ford Sale”); and

WHEREAS, Borrower has requested, among other things, that (a) the Borrowing Base be increased to $150,000,000, (b) subject to certain conditions set forth herein, the Lenders consent to the Eagle Ford Sale and agree that the Eagle Ford Sale and the Eagle Ford Assets be disregarded for purposes of determining whether an automatic reduction in the Borrowing Base is required pursuant to clause (d)(2) of Section 9.12 of the Credit Agreement, and (c) the Credit Agreement be further amended as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all article and section references in this Fifth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 2.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended and restated as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment as the same may from time to time be further amended, modified, supplemented or restated.

(b) The definition of “Indebtedness” is hereby amended and restated as follows:

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, the Parent or any Subsidiary (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Secured Swap Provider arising under or in connection with any Swap Agreement between the Parent, the Borrower or any Subsidiary and such Secured Swap Provider, excluding (i) any additional transactions or confirmations (including, without limitation, any extensions, increases or modifications thereof) entered into after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender and (ii) any Swap Agreement that is assigned by such Secured Swap Provider to a counterparty that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider arising pursuant to or in connection with any Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Guarantor shall in any event be excluded from “Indebtedness” owing by such Guarantor.

(c) The definition of “Swap Agreement” is hereby amended to insert the following parenthetical immediately before the “;”:

(including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act)

(d) The definition of “Bank Products” is hereby added where alphabetically appropriate to read as follows:

“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

(e) The definition of “Bank Products Provider” is hereby added where alphabetically appropriate to read as follows:

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Parent, the Borrower, or any Subsidiary.

(f) The definition of “Commodity Exchange Act” is hereby added where alphabetically appropriate to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(g) The definition of “Excluded Swap Obligations” is hereby added where alphabetically appropriate to read as follows:

“Excluded Swap Obligations” means, with respect to the Borrower, the Parent or any Subsidiary, individually determined on a Person by Person basis, any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee of the Borrower, the Parent or any Subsidiary of, or the grant by the Borrower, the Parent or any Subsidiary of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Borrower’s, the Parent’s or any Subsidiary’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement.

(h) The definition of “Fifth Amendment” is hereby added where alphabetically appropriate to read as follows:

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated as of March 29, 2013 among the Parent, the Borrower, the Administrative Agent and the Lenders party thereto.

(i) The definition of “Qualified ECP Guarantor” is hereby added where alphabetically appropriate to read as follows:

“Qualified ECP Guarantor” means, in respect of any Swap Agreement, the Borrower, the Parent or any Subsidiary, so long as such Person (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(j) The definition of “Secured Parties” is hereby added where alphabetically appropriate to read as follows:

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Bank Products Providers and Secured Swap Providers, and “Secured Party” means any of them individually.

(k) The definition of “Secured Swap Provider” is hereby added where alphabetically appropriate to read as follows:

“Secured Swap Provider” means any (a) Person that is a party to a Swap Agreement with the Borrower, the Parent or any Subsidiary that entered into such Swap Agreement before or while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Swap Agreement described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender.

2.2 Amendment to Section 4.04. Section 4.04 is hereby amended to delete the reference to “Lenders” contained in the first sentence of such Section and replace it with the reference to “Secured Parties”.

2.3 Amendment to Section 7.13. Section 7.13 is hereby amended to delete the phrase “and the Lenders” contained therein and replace it with the phrase “for the benefit of the Secured Parties”.

2.4 Amendment to Section 7.20. Section 7.20 is hereby amended to add the following sentence immediately after the first sentence:

The Borrower and the Parent are each, individually, Qualified ECP Guarantors.

2.5 New Section Regarding Keepwell. A new Section 8.18 is hereby added to the Credit Agreement immediately following Section 8.17 and shall read in full as follows:

Section 8.18 Commodity Exchange Act Keepwell Provision. The Borrower and the Parent each hereby absolutely, unconditionally and irrevocably undertake to provide to each other, as applicable, and any Subsidiary such funds or other support as may be needed from time to time by the Borrower, the Parent or any Subsidiary, as applicable, in order for the Borrower, the Parent or any Subsidiary, as applicable, to honor its Indebtedness with respect to any Swap Agreement, whether any such Swap Agreement is entered into directly by the Borrower, the Parent or any Subsidiary, as applicable, or is guaranteed under any Guaranty Agreement (provided, however, that the Borrower and the Parent shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of both the Borrower and the Parent under this Section 8.18 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent and all other Secured Parties, and all of the Lenders’ Commitments are terminated. The Borrower and the Parent each intend that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each the Borrower, the Parent and any Subsidiary, as applicable, for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.6 Amendments to Section 9.12.

(a) Section 9.12(b) is hereby amended and restated as follows:

(b) transfers of interests in undeveloped acreage or undrilled depths in the ordinary course of the joint development of Oil and Gas Properties with others, including, without limitation, transfers to other parties pursuant to joint development agreements, participation agreements, farmout agreements, farmin agreements, exploration agreements, operating agreements and unit agreements;

(b) Section 9.12(d) is hereby amended to delete the following parenthetical in clause (d): “(together with any transfers or dispositions under clause (b))”.

2.7 Amendment to Section 9.16. Section 9.16 is hereby amended to delete the reference to “Lenders” contained therein and replace it with the term “Secured Parties”.

2.8 New Section 9.20. A new Section 9.20 is hereby added to the Credit Agreement immediately following Section 9.19 and shall read in full as follows:

Section 9.20 Non-Qualified ECP Guarantors. It will not permit the Borrower, the Parent or any Subsidiary, in each case, that is not a Qualified ECP Guarantor to own, at any time, any Oil and Gas Properties or any Equity Interests in any Subsidiaries.

2.9 Amendments to Section 10.02.

(a) Section 10.02(c)(iv) is hereby amended and restated as follows:

(iv) fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in Clause (b) of the definition of Indebtedness owing to a Secured Swap Provider and to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

(b) Section 10.02(c) is hereby amended to add the following immediately after clause (vii):

Notwithstanding the foregoing, amounts received from the Borrower, the Parent or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).

2.10 Amendment to Section 12.14. Section 12.14 is hereby amended and restated to read as follows:

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Secured Swap Providers with respect to any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding (a) any additional transactions or confirmations (including, without limitation, any extensions, increases or modifications thereof) entered into after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender and (b) any Swap Agreement that is assigned by a Secured Swap Provider to another Secured Swap Provider that is not a Lender or an Affiliate of a Lender. No Lender nor any Affiliate of a Lender shall have any voting or consent rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 3. Redetermination of the Borrowing Base. Subject to the conditions precedent set forth in Section 5 hereof, for the period from and including the Fifth Amendment Effective Date to, but until the next Redetermination Date, the amount of the Borrowing Base shall be increased to $150,000,000. Notwithstanding the foregoing, (a) the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d), the Lenders and Borrower agree that the redetermination provided for in this Section 3 shall constitute the Scheduled Redetermination of the Borrowing Base scheduled for on or about March 31, 2013 for the purposes of Section 2.07 of the Credit Agreement.

Section 4. Limited Consent. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the terms and conditions set forth in this Section 4 and subject to the conditions precedent set forth in Section 5, the Lenders hereby (a) consent to the Eagle Ford Sale, (b) agree that the Borrowing Base not be automatically reduced, effective upon the consummation of the Eagle Ford Sale notwithstanding any provision of Section 9.12 of the Credit Agreement that would have otherwise required any such reduction in the Borrowing Base and (c) agree that the Eagle Ford Sale and the Eagle Ford Assets shall be disregarded for purposes of clause (d)(2) of Section 9.12 of the Credit Agreement and shall not be considered in any determination or calculation as to whether any automatic reduction in the Borrowing Base shall be required under clause (d)(2) of Section 9.12 of the Credit Agreement upon any sale of Oil and Gas Properties or any Subsidiary owning Oil and Gas Properties in between the Scheduled Redetermination scheduled for on or about March 31, 2013 and the Scheduled Redetermination scheduled for on or about September 30, 2013; provided, that each of the following conditions is satisfied:

(i) The Eagle Ford Sale shall be consummated on or prior to September 30, 2013;

(ii) The Eagle Ford Sale shall satisfy the requirements in clause (d)(1) of Section 9.12 of the Credit Agreement;

(iii) The Eagle Ford Sale shall be consummated pursuant to a sale agreement and/or other assignment documentation reasonably acceptable to Administrative Agent (the “Eagle Ford Sale Documentation”), and no Property other than the Eagle Ford Assets shall be sold or otherwise assigned pursuant to the Eagle Ford Sale Documentation; and

(iv) No Default or Event of Default exists immediately prior or after giving effect to the consummation of the Eagle Ford Sale and no Borrowing Base Deficiency exists immediately prior to or after giving effect to the consummation of the Eagle Ford Sale.

Notwithstanding anything to the contrary contained in this Fifth Amendment, the consent granted and the agreements set forth herein are limited solely to the Eagle Ford Sale, and nothing contained in this Fifth Amendment shall be deemed a consent to, or waiver of, any other action or inaction of Borrower, Parent or any Subsidiary which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document. Neither the Lenders nor Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Document.

Section 5. Conditions Precedent. The amendments contained in Section 2, the effectiveness of the Borrowing Base redetermination contained in Section 3 hereof and the limited consent contained in Section 4 hereof, shall be effective on the date (the “Fifth Amendment Effective Date”) that each of the following conditions precedent is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

5.1 Counterparts. Administrative Agent shall have received from each of the Lenders, Borrower, Parent and each other Guarantor, counterparts (in such number as may be requested by Administrative Agent) of this Fifth Amendment signed on behalf of such Persons.

5.2 Fees and Expenses. In consideration for the agreements set forth herein, Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or Lenders pursuant to or in connection with the this Fifth Amendment.

5.3 Security Instrument Amendments. Administrative Agent shall have received:

(a) a duly executed amendment to or amendment and restatement of the Guaranty and Pledge Agreement dated October 2, 2008 by and among Parent, Borrower, TDC Energy LLC and Administrative Agent; and

(b) such duly executed mortgages (including any amendments to mortgages) duly executed and delivered by Borrower and its Subsidiaries (as applicable), together with such other assignments, conveyances, amendments, agreements, and other writings including, without limitation, UCC-1 financing statements, and tax affidavits, if any, required so that Administrative Agent is reasonably satisfied that the mortgages (including any amendments to mortgages and mortgages previously delivered) create first priority, perfected Liens (subject only to Excepted Liens, but subject to the provisos at the end of such definition) on Oil and Gas Properties comprising at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report for the purposes of establishing the Borrowing Base pursuant to Section 3 hereof, or otherwise as requested by Administrative Agent to reflect the amendments contained in this Fifth Amendment.

5.4 Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

5.5 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have existed or be continuing, immediately prior to and after giving effect to the terms and amendments of this Fifth Amendment.

Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 5. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.

6.2 Ratification and Affirmation; Representations and Warranties. Each of Borrower, Parent and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby or pursuant hereto, and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect shall have occurred.

6.3 Loan Document. This Fifth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.4 Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile transmission (including electronic transmission via scanned .pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.5 NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.7 Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

6.8 Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

BORROWER:	PETROQUEST ENERGY, L.L.C.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:	PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:	TDC ENERGY LLC

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.
AND LENDER	individually, as a Lender, as Administrative Agent and as Issuing Bank

	By	/s/ Ryan L. Aman
Ryan L. Aman
Authorized Officer

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Brett A. Steele
	Name:	Brett Steele
	Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	CAPITAL ONE, N.A.

	By:	/s/ Matthew Molero
	Name:	Matthew Molero
	Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	IBERIABANK

	By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.

LENDER:	WHITNEY BANK

	By:	/s/ William Jochetz
	Name:	William Jochetz
	Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement - PetroQuest Energy, Inc.